UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/09/2008

Servotronics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-07109

Delaware	16-0837866
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1110 Maple Street
Elma, New York 14059
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2008, Servotronics, Inc. (the "Company"), acting under the authority of the Company's Board of Directors, executed amendments to the employment agreements with each of Dr. Nicholas D. Trbovich, its Chairman, President and Chief Executive Officer, and Nicholas D. Trbovich, Jr., its Chief Operating Officer, Executive Vice President and a Director. The amendments, which became effective as of May 1, 2008, set the annual base salary for Dr. Trbovich and Mr. Trbovich, Jr. at $462,550 and $275,000 respectively, or such greater amount as the Company's Board of Directors may determine. The amendment for Nicholas D. Trbovich, Jr.'s employment agreement also extended the term of his employment agreement for an additional year until July 1, 2013.

On July 3, 2008, the Board of Directors approved an annual salary for Cari L. Jaroslawsky, Chief Financial Officer of the Company, equal to $148,500 effective as of May 1, 2008.

The foregoing summary description of the amendments to the employment agreements does not purport to be complete and is qualified in its entirety by reference to the employment agreements, as amended. Copies of the amendments to the employment agreements are filed as exhibit 10(A)(2) and 10(A)(5) and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

10(A)(2)        Amendment to employment contract for Dr. Nicholas D. Trbovich, Chairman, President and Chief Executive Officer

10(A)(5)        Amendment to employment contract for Nicholas D. Trbovich, Jr., Chief Operating Officer and Executive Vice President

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

Date: July 10, 2008	By:	/s/ Cari L. Jaroslawsky
Cari L. Jaroslawsky
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.(A)(2)	Amendment to employment contract for Dr. Nicholas D. Trbovich, Chairman, President and Chief Executive Officer
EX-10.(A)(5)	Amendment to employment contract for Nicholas D. Trbovich, Jr., Chief Operating Officer and Executive Vice President